THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED OR QUALIFIED THEREUNDER OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.


                             SOURCE SCIENTIFIC, INC.
                           12.0% Convertible Debenture
                               Debenture No. XXXXX

$XXX,000.00                                 Debenture Date:  February ___, 1996.

         FOR VALUE RECEIVED, Source Scientific, Inc. (herein the "Company"), a corporation organized and existing under the laws of California with its principal office at 7390 Lincoln Way, Garden Grove, California 92641, hereby promises to pay to or the registered assigns, (the "Holder") the principal sum of
 ($XXX,000.00) on February 1, 1998, in the manner more specifically set forth below. Interest at the rate of twelve percent (12.0%) per annum (computed on the basis of a 365-day year) on the unpaid balance of principal thereof shall be paid on the first and second anniversaries of the Debenture Date in the manner set forth below.

         Upon the first anniversary of the Debenture Date, all accrued interest shall be added to the initial principal balance of this Debenture. Upon the second anniversary of the Debenture Date, all interest that shall have accrued during the year then ended shall be payable in Common Stock at the Conversion Price then in effect; provided that such accrued interest shall be payable in cash only if the Holder hereof shall have requested in writing such form of payment not earlier than forty-five (45) days before such second anniversary and not later than fifteen (15) days before such second anniversary.

         The Company shall have the option to prepay in full the principal amount of this Debenture from time to time, along with interest accrued on the amount prepaid to the prepayment date, at any time after giving the Holder a thirty (30) day written notice prior to prepayment. Upon receipt of any such notice, the Holder has the right to convert the Debenture into Common Stock within the thirty (30) day period, at the conversion rate set forth in paragraph
2.1 hereof.

         In the event of a dissolution, liquidation, sale or merger of the Company in which the Company is not the surviving entity, the outstanding principal amount of the Debenture plus any accrued and unpaid interest shall become due and payable immediately, in the manner set forth below, unless otherwise agreed to in writing with the Holder. The Company shall be considered the surviving corporation following a merger or consolidation involving the Company if the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than fifty percent (50%) of the voting power of the resulting corporation existing following the merger or consolidation; provided, however, that (i) in making the determination of ownership of equity securities by the shareholders of the resulting corporation existing immediately after a merger or consolidation, equity securities which the shareholders of the Company owned immediately before the merger or consolidation as shareholders of another party to the transaction shall be disregarded; and (ii) voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, including outstanding warrants and options.

     1.  GENERAL.

         1.1      Definitions.

         (a) Holder. The term "Holder" shall mean the registered holder of the Debenture.

         (b) Maturity Date. Date upon which the principal and any accrued, but unpaid cash interest is due.

         (c) Debenture Date. Date, as noted above, upon which the Debenture is executed by the Company in receipt of funds for the full amount of the Debenture.

         (d) Common Stock. The term "Common Stock" as used in this Debenture shall include any class of capital stock of the Company, now or hereafter authorized, the right of which to share in distributions of earnings and assets of the Company is without limit as to any amount or percentage; provided, however, that Common Stock issuable upon conversion of this Debenture shall include only shares of Common Stock of the Company authorized on the date hereof and Common Stock or other securities issued in substitution or exchange for the presently authorized Common Stock in connection with a reorganization, reclassification, merger or sale of assets.

         (e) Conversion Price. The term "Conversion Price" shall mean the conversion price per share to be applied upon Conversion and shall be the conversion price in effect at the date of delivery of notice of conversion to the company determined as provided herein.

         (f) Registrable Securities. The term "Registrable Securities" shall mean (i) Common Stock issuable upon conversion of the Debenture; and (ii) Common Stock issuable pursuant to the Attached Warrants, subject to granting and exercise under paragraph 3.1 of this Debenture; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in the opinion of counsel to the Company in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, (the "Securities Act") so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the Securities and Exchange Commission (the "Commission") a registration statement in compliance with the Securities and Exchange Act of 1933, as amended (the "Securities Act,") and the declaration or ordering of the effectiveness of such registration statement by the Commission.

         1.2 Series of Debentures. This Debenture is one of a series of twelve percent (12.0%) Convertible Subordinated Debentures (the "Debentures") that may be issued by the Company, up to the aggregate amount of Eight Hundred Fifty Thousand Dollars ($850,000).

         1.3 Waivers. The Company hereby waives demand, presentment for payment, notice of dishonor, protest, notice of protest and diligence, and agrees that the Holder hereof may extend the time for payment or accept partial payment without discharging or releasing the Company.

         1.4 Subordination. This Debenture will remain subordinate to the Company's factoring agreement with Silicon Valley Bank until the Company works out of such factoring arrangement with Silicon Valley Bank. The Company provides a security agreement in favor of the Holder of the Debenture, regarding which filings will be made pursuant to and under the Uniform Commercial Code (UCC). A security interest was also granted in favor of Biopool International pursuant to which a UCC filing was made, and such security arrangement will remain until the loan provided by Biopool International is satisfied. A majority (51%) of the Holders of Debentures for this series may agree to amend the terms of all Debentures in the series to allow the Company to establish a relationship with a financial institution for purposes of providing the Company with a line of credit or otherwise.

     2.  CONVERSION.

         2.1 Conversion Right. At any time after the Debenture Date, the sum of the initial principal, and all interest added thereto, if any, may be converted into Common Stock at the Conversion Price of 5.3 cents ($0.053) per share or five cents ($0.05) per share (in the event that the Company has not earned, before interest, taxes, depreciation, and amortization, the sum of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for the first two full fiscal quarters following the Company's sale of not less than Five Hundred Thousand Dollars ($500,000) of this series of Debentures), or each as adjusted in accordance with paragraph 2.2.

         2.2 Adjustment to Conversion Price. The conversion price, number and kind of securities to be issued upon exercise of the conversion rights shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         (a) Stock Combinations and Splits. In case the Company shall combine all of the outstanding Common Stock of the Company proportionately into a smaller number of shares, the Conversion Price hereunder in effect immediately prior to such combination shall be proportionately increased and in case the Company shall subdivide its Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced.

         (b) Reorganizations. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a merger or reorganization with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change in the capital stock of the Company, provided, however, that any issuances of Common Stock in connection with such merger or reorganization shall be subject to the other provisions of this
Section 2.2, if applicable), or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each Holder of a Debenture shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore issuable upon conversion of such Debenture, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon conversion of such Debenture had such reorganization, reclassification, consolidation, merger of sale not taken place; and in any such case appropriate provisions shall be made with respect to the rights and interest of the holders of the Debentures to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price and of the number of shares issuable upon the conversion of any Debenture) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by a written instrument executed and mailed by registered mail or delivered to each of such holders at the last address thereof appearing on the books of the Company, the obligation of the Company to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to upon such conversion of the Debentures.

         (c) Should the Company fail to use its best efforts to cause a registration statement to be declared effective within nine (9) months after the Debenture Date, the Conversion Price shall be reduced by one tenth of one cent ($0.001) per month, starting in the tenth (10th) month after the Debenture Date and continuing until the Company has caused a registration statement to be declared effective or until the Conversion Price is five cents ($0.05), whichever is first.

         2.3 Reservation of Shares. The Company agrees that, so long as any of the Debentures shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issue upon conversion of the Debentures, the full number of shares of Common Stock then issuable upon conversion of all outstanding Debentures. If the Common Stock shall be listed on any national stock exchange, the Company at its expense shall include in its listing application all of the shares of Common Stock reserved for issuance upon conversion of the Debentures (subject to issuance upon notice of issuance to the exchange).

         2.4 Validity of Shares. The Company agrees that all shares of Common Stock to be issued upon conversion of the Debentures will, upon issuance, be legally and validly issued, fully paid and non-assessable and free to the Holder thereof from all taxes, liens and charges with respect to the issue thereof.

         2.5 Reports to Holder. The Company shall promptly provide to the Holder all reports on Form 10-KSB and Form 10-QSB, and any other reports sent to holders of the Company's Common Stock.

     3.  WARRANTS.

         3.1 Attached Warrants. This Debenture is issued with warrants on the basis of Seven Hundred and Fifty Thousand (750,000) warrants per $100,000 of Debenture (the "Attached Warrants"), each Attached Warrant entitling the holder thereof to purchase one (1) share of Common Stock at an exercise price of Twenty-five Cents ($0.25). If the Debenture principal amount is less than $100,000 or contains a fractional amount of $100,000, the amount of Attached Warrants shall be proportional based on the above original ratio. The Attached Warrants are exercisable commencing on the Debenture Date and expire three (3) years from the Debenture Date.

     4.  REGISTRATION.

         4.1 Notice of Registration. If at any time within the period commencing on the Debenture Date and ending three years after the Debenture Date, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

         (a) give the Holder written notice within twenty (20) days of filing an applicable registration statement with the Commission; and

         (b) include in such registration (and any related qualification under blue sky laws, or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request by the Holder made within twenty (20) days after receipt of the Company's written notice under paragraph 4.1(a) above, subject to the terms of paragraph 4.2 below. The Company shall use its best efforts to cause such registration statement to be declared effective.

         4.2 Underwriting. If the registration of which the Company provides notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to paragraph 4.1 (a), above. In such event, the right of the Holder to registration pursuant to this paragraph 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided in this Debenture. If the Holder proposes to distribute its Registrable Securities through a registered offering involving an underwriter, the Holder, together with the Company, shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this paragraph 4, if the managing underwriter determines that marketing factors require a standard and customary limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities, fairly and reasonably proportionally among all shares anticipated for registration, to be included in such registration, and the Company shall promptly so advise the Holder. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public or private distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the managing underwriter may require. The Company may include shares of Common Stock held by shareholders, other than the Holder, in such registration statement, provided that, if the number of shares includible in such registration statement is not sufficient to accommodate the Registrable Securities specified in the written request of the Holder and the shares of Common Stock held by such other shareholders including Common Stock held by officers, directors, employees, and other insiders, and Common Stock held by consultants to the Company (collectively the "Remaining Shareholders"), the Registrable Securities and the shares of Common Stock of the Remaining Shareholders shall be appropriately reduced on a pro rata basis.

     The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph 4 prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration.

     5.  DEFAULT.

         5.1 Events of Default. If and whenever any of the following events or action (herein "Events of Default") shall occur, namely:

         (a) The Company, after exhaustion of all appellate rights, is subject to a final judgment, or enters into an agreement and settlement of any pending or threatened litigation or similar proceeding, which requires the Company to pay more than $500,000 in satisfaction of such final judgment or in settlement of such pending or threatened litigation or similar proceeding or subjects the Company to any levy of attachment or like process in excess of $500,000; or

         (b) The Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order for relief or judgment or decree is entered adjudicating the Company bankrupt or insolvent; or the Company petitions or applies to any tribunal for the appointment of a trustee, receiver, custodian or liquidator of the Company or any substantial part of the assets of the Company; or the Company commences any proceeding for a voluntary reorganization, liquidation or dissolution; or any such petition or application is filed, or any such proceeding is commenced against the Company and the Company by any act, consents thereto or acquiesces therein, or such petition, application or proceeding is not dismissed within 60 days following receipt by the Company of notice thereof;

         (c) The Company fails to pay the principal amount, and any cash interest due, on the Maturity Date, if Holder chooses not to convert the Debenture to Common Stock.

then and in any such event the Holder may at any time (unless all defaults theretofore have been remedied) at the Holder's option, by written notice to the Company, declare the principal of and the accrued interest on the Debenture to be immediately due and payable, without presentment, demand, protest, or any notice (other than as required by this Debenture), all of which are hereby waived by the Company. Payment thereof shall be made in the manner specified in
Section 2, above.

      6. MISCELLANEOUS.

         6.1 This Debenture shall be governed and enforced under and in accordance with the laws of the State of California.

         6.2 Notices, requests, demands and other communications (collectively, "Notices") given or made pursuant to this Debenture shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, or otherwise actually delivered as follows: (a) if to the Company, to its principal corporate address; and (b) if to the Holder, to the Holder's address on the Debenture register maintained by the Company.

         6.3 Notice shall be deemed duly given when received by the addressee thereof. The Company and the Holder may from time to time change their respective addresses for receiving Notices by giving written notice thereof in the manner set forth above.

         IN WITNESS WHEREOF this Debenture has been executed and delivered as a sealed instrument at the place and on the date set forth above by the duly authorized representatives of the Company.

                               SOURCE SCIENTIFIC, INC.


                               By:
                                    Richard A. Sullivan
                                    Its President and Chief Executive Officer

Debenture Holder:

-------------------------------

Name: _________________________

SSN: __________________________
Address:
-------------------------------

                             SOURCE SCIENTIFIC, INC.
                              CONVERTIBLE DEBENTURE
                                  February, 1996

                                Outline of Terms

                            Maximum Funding: $850,000

                      Terms of Each Convertible Debenture:

         Funding Period:                    February, 1996.

         Due:                               February 15, 1998.

         Interest:                          12.0% per annum.

         Interest paid: Annually, in arrears; first year's interest to be added to the principal at the conclusion of year one; second year's interest payable in Common Stock or cash, as set forth in Debenture.

         Initial
         Conversion price:                  $0.053 per share of Common Stock.

         Convertible:                       At the option of the Holder on and
                                            after February 15, 1996.

         Attached Warrants: 750,000 warrants per $100,000 of Debenture. Each Attached Warrant entitles the Holder thereof to the purchase one (1) share of Common Stock at an exercise price of Twenty-five Cents ($0.25) per share, on Debenture Date through and including three years after the Debenture Date.

         Registration Rights:               Piggy-back to first available or any
                                            subsequent registration statement.